Exhibit 99.1

           Build-A-Bear Workshop, Inc. Provides Fiscal 2004
            Full Year and Fourth Quarter Earnings Guidance


    ST. LOUIS--(BUSINESS WIRE)--Dec. 6, 2004--Build-A-Bear Workshop, Inc. (NYSE: BBW):

    -- Full year comparable store sales growth expected to be in the range of 16% to 18%, based on expected fourth quarter comp store sales growth of 20% to 22%

    -- Full year diluted EPS expected to be in the range of $1.02 to $1.05, including stock-based compensation expense of $0.07 per diluted share, compared to fiscal 2003 full year diluted EPS of $0.45

    Build-A-Bear Workshop, Inc. (NYSE: BBW), an interactive, entertainment retailer of customized stuffed animals, today provided earnings guidance for the fiscal 2004 full year and fourth quarter.
    For full year fiscal 2004 (52 weeks ended January 1, 2005), the company expects net income in the range of $18.9 million to $19.5 million, diluted earnings per share (EPS) in the range of $1.02 to $1.05, and comparable store sales growth in the range of 16% to 18%. These expected results compare to fiscal 2003 full year (53 weeks ended January 3, 2004) net income of $8.0 million or $0.45 per diluted share.
    For the fiscal 2004 fourth quarter (13 weeks ended January 1, 2005) the company expects net income in the range of $5.1 million to $5.7 million, diluted EPS in the range of $0.26 to $0.29, and comparable store sales growth in the range of 20% to 22%. These expected results compare to fiscal 2003 fourth quarter (14 weeks ended January 3, 2004) net income of $5.3 million or $0.30 per diluted share.
    The fiscal 2004 fourth quarter earnings guidance reflects the following:

    -- The fiscal 2004 fourth quarter will include 13 weeks and the full year will include 52 weeks. The fiscal 2003 fourth quarter included 14 weeks and the full year included 53 weeks.

    -- Fiscal 2004 fourth quarter earnings results will include the impact of a non-cash, stock- based compensation expense of $1.4 million pre-tax ($1.0 million net of tax or $0.05 per diluted share). No stock-based compensation expense was recognized in the fiscal 2003 fourth quarter.

    -- Fiscal 2004 fourth quarter earnings results are expected to reflect higher bonus compensation expense in recognition of the improved company performance during fiscal 2004, and higher marketing and advertising expenses related to the company's ongoing brand building efforts.

    -- The fiscal 2003 fourth quarter results benefited from a reduction in the deferred revenue balance. This adjustment reflected projected redemption rates in the frequent shopper program which resulted in an increase in total revenues and gross margin of $1.1 million pre-tax ($0.7 million net of tax or $0.04 per diluted share). Additionally, the amount of revenue being deferred beginning in fiscal 2004 was decreased from the previous deferral rate.

    -- Fiscal 2004 fourth quarter diluted shares outstanding are anticipated to be 19.57 million; fiscal 2003 fourth quarter diluted shares outstanding were 17.76 million.

    Stock Based Compensation Expense

    The non-cash, stock-based compensation expense relates to stock options granted during the first half of 2004 at $8.78 per share, which an independent appraisal had determined was a fair value at the time. Subsequently, it was determined that the fair value of the underlying common stock should have been $15.00 per share. Accordingly, a $1.9 million pre-tax total stock-based compensation expense will be recorded over the vesting period of the options. As a result of the initial public offering, all of these option grants became fully vested. A portion ($0.5 million pre tax, $0.4 million net of tax or $0.02 per diluted share) of the expense was recognized in the fiscal 2004 third quarter and the balance will be recognized in the fourth quarter.

    Frequent Shopper Program

    Build-A-Bear Workshop's frequent shopper program provides guests who purchase approximately $100 of merchandise a discount off future purchases. An estimate of the obligation related to the program, based on historical redemption rates, is recorded as deferred revenue, and a reduction to net sales, at the time of the original purchase. The deferred revenue obligation is reduced at the time the discount is redeemed. The company periodically reviews the redemption rates and assesses the adequacy of the deferred revenue account.

    Other Company Background

    As previously announced, Build-A-Bear Workshop priced its initial public offering of 8,604,300 shares of common stock on October 27, 2004 at $20.00 per share. The offering closed on November 2, 2004. Following the offering, and the mandatory conversion of all preferred stock into common stock, 19,551,651 shares of common stock were outstanding.
    Build-A-Bear Workshop's fiscal year consists of 52 or 53 weeks, reported in four 13-week periods, and ends on the Saturday nearest December 31 in each year. Stores are considered comparable beginning in their thirteenth full month of operations. Comparable store sales percentage changes are based on net retail sales and comparable stores, which exclude the webstore and seasonal and event-based locations.

    About Build-A-Bear Workshop, Inc.

    Build-A-Bear Workshop, with fiscal 2003 revenues of $214 million, is the leading and only national, company providing a "make your own stuffed animal" interactive retail-entertainment experience. As of December 3, 2004, the company operated 170 stores in 40 states and Canada and had 12 franchised stores internationally, all under the Build-A-Bear Workshop brand. In November 2004, the company opened two Friends 2B Made stores, the newest concept launch from Build-A-Bear Workshop. For more information about our company and its products call
(888) 560-BEAR (2327) or visit the company website at www.buildabear.com.

    Forward-Looking Statements

    Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, expected net income, diluted earnings per share and comparable store sales growth in the fiscal 2004 full year and fourth quarter, as well as, any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, those detailed in our final prospectus dated October 28, 2004 under the caption "Risk Factors" and the following: (1) we may be unable to maintain our current comparable store sales growth; (2) our marketing initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
(3) we may be unable open new stores to effectively manage our growth;
(4) we may be unable to effectively manage our international franchises or laws relating to those franchises may change; (5) we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; (6) customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores; (7) general economic conditions may deteriorate, which could lead to reduced consumer demand for our products; (8) our market share could be adversely affected by a significant number of competitors; (9) we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; (10) the ability of our principal vendors to deliver merchandise may be disrupted; (11) the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; (12) third parties that manage our warehousing and distribution functions may perform poorly; (13) we may fail to renew, register or otherwise protect our trademarks or other intellectual property; (14) we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; (15) we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms, or may violate the terms of our current leases; (16) we may experience failures in our communications or information systems; (17) terrorism or the uncertainty of future terrorist attacks or war could reduce consumer confidence and mall traffic; (18) we may become subject to challenges relating to overtime pay or other regulations relating to our employees; (19) we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise, and (20) we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations.
    These risks, uncertainties and other factors may adversely affect our business, growth, financial condition or profitability, or subject us to potential liability, and cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
    Full year fiscal 2004 revenues are anticipated to be in the range of $298.5 million to $299.8 million, including anticipated fourth quarter comparable store sales growth of 20% to 22%.


    CONTACT: Build-A-Bear Workshop, Inc.
             Investors and Analysts:
             Molly Salky, 314-423-8000 x5353
             invest@buildabear.com
             or
             Media:
             Jill Saunders, 314-423-8000 x5293
             jills@buildabear.com